Exhibit (d)(14)

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (“Agreement”) is made as of November 18, 2011, by and between Crescent Financial Bancshares, Inc., a Delaware corporation (the “Company”) and Piedmont Community Bank Holdings, Inc., a Delaware corporation (“Piedmont”), and each person or entity that subsequently becomes a party to this Agreement. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Investment Agreement (as defined below).

WHEREAS, pursuant to an Investment Agreement, dated as of February 23, 2011 (the “Investment Agreement”), between Piedmont, Crescent Financial Corporation, a North Carolina corporation that is the predecessor of the Company and Crescent State Bank, a North Carolina state-chartered banking corporation and a banking subsidiary of the Company, Piedmont will purchase $75,000,000 of common stock of the Company (the “Investment”); and

WHEREAS, the Company and Piedmont are executing and delivering this Agreement as a condition to closing of the transactions set forth in the Investment Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For the purposes of this definition, the term “control” (including the phrases “controlled by” and “under common control with”) when used with respect to any specified Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or interests, by contract or otherwise.

“Board” shall mean the Board of Directors of the Company.

“Board Approval” shall mean the approval by a vote of a majority of the members of the Board present at a meeting duly called and held or the written consent of all members of the Board.

“Commission” shall mean the Securities and Exchange Commission.

“correspondence” shall have the meaning set forth in Section 12(b).

“Demand Registration” shall have the meaning set forth in Section 3(a).

“EDGAR” shall mean the Electronic Data-Gathering, Analysis, and Retrieval System.

“Holder” shall mean Piedmont and any of its permitted successors and assigns under this Agreement; provided, however, that the term “Holder” shall not include any of the foregoing that ceases to own or hold any Registrable Securities.

“Indemnified Party” or “Indemnified Parties” shall have the meaning set forth in Section 9(a).

“Indemnifying Party” shall have the meaning set forth in Section 9(a).

“Losses” shall have the meaning set forth in Section 9(a).

“Participant” shall have the meaning set forth in Section 7(d).

“Person” shall mean an individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

“Piggyback Election Notice” shall have the meaning set forth in Section 5(b).

“Piggyback Election Period” shall have the meaning set forth in Section 5(b).

“Piggyback Notice” shall have the meaning set forth in Section 5(b).

“Proposed Registration” shall have the meaning set forth in Section 5(a).

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments to the Registration Statement of which such Prospectus is a part thereof, and all material incorporated by reference in such Prospectus.

“Registration Expenses” shall have the meaning set forth in Section 8.

“Registrable Security” or “Registrable Securities” shall mean any Shares owned by the Holder or which the Holder has the right to acquire upon conversion, exchange or exercise of any other securities issued by the Company, provided, however, that all Registrable Securities shall cease to be Registrable Securities once they have been sold pursuant to a registration statement or once such Shares are transferred pursuant to Rule 144 or are eligible to be sold without restriction pursuant to Rule 144(k).

“Registration Statement” shall mean any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement,

including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference in such Registration Statement.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

“Rule 415” shall mean Rule 415 promulgated under the Securities Act and any successor or substitute rule, law or provision.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Shares” shall mean shares of common stock, par value $.0001 per share, of the Company.

“Shelf Demand Notice” shall have the meaning set forth in Section 4(a).

“Shelf Demand Registration” shall have the meaning set forth in Section 4(a).

“Stockholders” shall mean, at any time, the then stockholders of Piedmont.

2. Effectiveness. This Agreement shall become effective and legally binding concurrently with the consummation of the Investment.

3. Demand Registration.

(a) Request for Registration. Each Holder shall have the right to cause the Company to file under the Securities Act a registration statement with respect to all or a portion of such Holder’s Registrable Securities in the Company (or, if the registering entity is an entity other than the Company, a number of registrable securities representing all or a portion of such Holder’s indirect interests in such registering entity and upon the effectiveness of such registration statement, if such Holder’s Shares have not previously been exchanged for such registrable securities, to effect such exchange in accordance with the terms of the Agreement) (a “Demand Registration”) and to use commercially reasonable best efforts to cause such registration statement to become effective; provided, however, that (i) no Holder shall be entitled to effect a Demand Registration more than twice and (ii) the Company shall not be required to file and cause to become effective more than two (2) registration statements in any twelve (12) month period. If the Company furnishes to the Holder or Holders requesting a registration statement pursuant to this Section 3(a) a certificate signed by the Chief Executive Officer or President of the Company within thirty (30) days of receipt of the Demand Registration stating that, (i) in the good faith judgment of the Board, a material acquisition or disposition by the Company is being negotiated or has been publicly announced or that such registration statement would have a material detrimental effect on the Company, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after the receipt of the Demand Registration or (ii) the

Company has on file or has current plans (which will be diligently pursued) to file another registration statement with the Commission, other than a Form S-8 relating to employee shares or stock options, then the Company shall have the right to defer the filing of the registration statement for a period of not more than one hundred and eighty (180) days after the receipt of the Demand Registration; provided, however, that the Company may not utilize these deferral rights more than once in any twelve (12) month period. Unless the Company shall elect to defer the Demand Registration as provided in the previous sentence, upon such receipt of such Demand Registration, the Company shall within ten (10) business days after receipt of such request, give written notice of such request to all other Holders, if applicable, and will include in such registration all Registrable Securities with respect to which the Company receives written requests for inclusion therein within thirty (30) business days after it gives the Notice to the applicable Holders subject to paragraph (b) below. Unless the Holder (or a majority interest of the Holders, if applicable) demanding the Demand Registration shall agree in writing, no other party, including the Company (but excluding another Holder, if applicable), shall be permitted to offer securities under any such Demand Registration. Each Holder agrees that if the Company determines that there are material developments which the Company determines require the filing of a post-effective amendment to the Registration Statement, then each Holder agrees to refrain from selling any Registrable Securities until the post-effective amendment is declared effective. The Company agrees to file and attempt to have declared effective such post-effective amendment as soon as reasonably practical. Except as set forth in Section 8, the Company shall not be deemed to have effected a Demand Registration unless and until such Demand Registration is declared effective and the Registrable Securities registered thereunder have been sold pursuant thereto. Any such Registration Statement shall be subject to piggyback rights as described under Section 5 below.

(b) Priority on Demand Registrations. If the Company decides, based on the advice of the managing underwriter(s), that the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number of securities that can be sold in such offering because of market conditions or without an adverse effect on such offering, the Company will so notify the Holder or Holders desiring to participate in such registration in writing and include in such registration only the number of securities that, in the opinion of the underwriter(s), can be sold, selected pro rata among the Holders that have requested to be included in such Demand Registration based on the number of shares they had originally proposed to register, if applicable; provided, however, that if any Holder has requested inclusion in such Demand Registration and all Registrable Securities that such Holder has requested to be included in such Demand Registration pursuant to this Section 3 are not so included, then (i) no other Person (other than Holder or Holders) may sell securities in such registration and (ii) such Holder shall be entitled to one additional Demand Registration hereunder (with all expenses of registration relating to such additional registration to be borne by the Company) on the same terms and conditions as would have applied to such Holder had such earlier Demand Registration not been made.

(c) Selection of Underwriters. If any Demand Registration is an underwritten offering with respect to any issue of Registrable Securities, the Company will select the investment banker or bankers and manager or managers of nationally recognized standing to administer the offering subject to the consent of the Holder or, if applicable, the Holders of a majority of such Registrable Securities to be included in such Demand Registration, such consent not to be unreasonably withheld. The right of any Holder to registration shall be conditioned upon such Holder’s participation in such underwriting. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may, subject to Section 8 hereof, elect to withdraw therefrom by written notice to the Company, the managing underwriter and, if applicable, the other Holders. The Registrable Securities and/or other securities so withdrawn from the underwriting shall also be withdrawn from registration; provided, however, that if applicable, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 3.

4. Shelf Registration.

(a) Subject to the consent of a majority of the Board, each Holder shall have the right to cause the Company to file a registration statement with the Commission on Form S-3 (provided that the Company is eligible to use such form) for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act. The Company shall use its commercially reasonable best efforts to cause such registration statement to become effective and to maintain the effectiveness of such shelf registration statement with respect to all or a portion of such Holders’ Registrable Securities in the Company (a “Shelf Demand Registration”), and to use commercially reasonable best efforts to cause such registration statement to become and maintain its effectiveness. If, however, the Company shall furnish to the Holder or Holders requesting a registration statement pursuant to this Section 4 a certificate signed by the Chief Executive Officer or President of the Company, within thirty (30) days of receipt of the Shelf Demand Registration, stating that, in the good faith judgment of the Board, a material acquisition or disposition by the Company is being negotiated or has been publicly announced or that such registration statement would have a material detrimental effect on the Company, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the Shelf Demand Registration; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period. If applicable and unless the Company shall elect to defer the Shelf Demand Registration as provided in the previous sentence, upon receipt of such Shelf Demand Registration, the Company shall within ten (10) business days after receipt of such request, give written notice (the “Shelf Demand Notice”) of such request to all other Holders and will include in such registration all Registrable Securities with respect to which the Company receives written requests for inclusion therein within thirty (30) business days after it gives the Shelf Demand Notice to the applicable Holders. Unless the Holder or at least a majority in interest of the Holders demanding the Shelf Demand Registration shall agree in writing, no other party, including the Company (but excluding another Holder, if applicable) shall be permitted to offer securities under any such Shelf Demand

Registration. Any such Shelf Demand Registration shall be subject to piggyback rights as described under Section 5 below.

(b) Priority on Shelf Demand Registrations. If the Company determines, based on the advice of the managing underwriter(s) (if the offering contemplated by the Shelf Demand Registration is being underwritten) or one or more Holders owning in the aggregate at least a majority of the Registrable Securities to be registered (if the offering is not being underwritten), that the number of securities proposed to be sold in such Shelf Demand Registration exceeds the number of securities that can be sold in such offering because of market conditions or without an adverse effect on such offering, the Company will so notify the Holder or Holders desiring to participate in such registration in writing and include in such registration only the number of securities that, in the opinion of such underwriter(s) (or the Holder or Holders, as the case may be) can be sold, selected pro rata among the Holders that have requested to be included in such Shelf Demand Registration, if applicable.

5. Piggyback Registration.

(a) Each Holder is entitled to elect to participate, directly or indirectly, in a sale of its Shares (A) if the Company proposes to register Registrable Securities (other than (x) a registration on Form S-4, S-3D, S-8, or a comparable form, or (y) a registration of securities solely relating to an offering and sale to employees pursuant to any employee stock plan or other employee benefit plan arrangement), including as a part of a shelf registration, or (B) if there is a proposed Registration Statement pursuant to Section 3 above (any such proposed registration described in clause (A) or (B), a “Proposed Registration”), in each case as described in paragraph (b) below.

(b) The Company shall provide written notice (the “Piggyback Notice”) to each Holder of any Proposed Registration promptly following the Company’s determination to effect a Proposed Registration or upon its receipt of notice of such Registration Statement. Such Piggyback Notice shall set forth the principal terms and conditions of the issuance, including the proposed offering price (or range of offering prices) and the anticipated filing date of the Registration Statement. Each Holder shall have a period of ten (10) Business Days from the date the Piggyback Notice is delivered to such Holder (the “Piggyback Election Period”) within which to elect to include all or a portion of its Shares at the price and upon the terms specified in the Piggyback Notice, by delivering an irrevocable written notice (the “Piggyback Election Notice”) to the Company. If any Holder does not deliver a Piggyback Election Notice within the Piggyback Election Period, such Holder shall be deemed to have irrevocably waived any and all rights under this Section 5 with respect to the Proposed Registration (but not with respect to future Proposed Registrations in accordance with this Section 5).

(c) Underwritten Offerings.

(i) In the case of an underwritten offering under this Section 5, each Holder shall, with respect to the securities that such Holder then desires to sell, enter into an underwriting agreement with the same underwriter(s) engaged by the Company with respect to securities being offered by the Company, and the Company shall cause such underwriter(s) to include in any such underwriting all of the Registrable Securities that a Holder then desires to sell, subject to paragraph (ii) below; provided, however, that such underwriting agreement is in substantially the same form as the underwriting agreement that the Company enters into in connection with the primary offering it is making. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s). Any Registrable Securities excluded or withdrawn from such an underwriting shall be withdrawn from such registration.

(ii) The aggregate number of Registrable Securities to be included in a Proposed Registration in the case of an underwritten offering shall not exceed the number of Registrable Securities that the managing underwriter(s) in good faith advise the Company in writing that can be sold in such offering without being likely to have a material and adverse effect on the price, timing, or distribution of the Registrable Securities offered or the market for such Registrable Securities. If the Company decides, based on the advice of the managing underwriter(s) with respect to such underwritten offering, that the number of securities to be offered by selling security holders be reduced because of market conditions or because the offering would be materially and adversely affected, then the Company will so notify the selling security holders in writing and such securities shall be reduced by such amount as the managing underwriter may determine, which reduced number of securities shall be included in the offering selected. Such Registrable Securities shall be subject to the following priority: (A) first, to the Company for any Registrable Securities that it proposes to issue and sell for its own account; (B) second, to the Holders participating in such offering, as nearly as possible pro rata based on the number of Registrable Securities such Holders have requested to be included therein (but, for any Holder, not to exceed the amount requested to be included in such Holder’s Piggyback Election Notice); and (C) thereafter, to the extent available, to any other Persons (for whom the Company is obligated to register Registrable Securities pursuant to other registration rights agreements), as nearly as possible pro rata based on the number of securities such Persons have requested to be included herein. In the case of a Proposed Registration that is initiated by a Holder pursuant to its demand registration rights under Section 3 above, such Registrable Securities shall be subject to the following priority: (A) to the Holders pursuant to the Registration Rights Agreement, in accordance with their respective percentage interests (but, for any Holder, not to exceed the amount requested to be included in such Holder’s Piggyback Election Notice); (B) to the Company for any Registrable Securities that it proposes to issue and sell for its own account; and (C) thereafter, to the extent available, to any other Persons (for whom the Company is obligated to register Registrable Securities pursuant to other registration rights agreements), as nearly as possible pro rata based on the number of securities such Persons have requested to be included herein.

6. Information. Upon making a request pursuant to Section 3, 4 or 5, the Holder shall specify the number of shares of Registrable Securities to be registered on its behalf and the intended method of disposition thereof; provided, however, if, upon making a request pursuant to Section 3 or 4, one or more Holders of at least a majority of the Registrable Securities included in such request for registration specify one particular type of underwritten offering, such method of disposition shall be the type of underwritten offering or a series of such underwritten offerings used in connection with the disposition pursuant to such Registration Statement.

The Company may require the Holder or Holders to furnish in writing to the Company such information regarding themselves and the distribution of Registrable Securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act. Each Holder agree to supply the Company as promptly as practicable with such information and to notify the Company as promptly as practicable of any inaccuracy or change in information they have previously furnished to the Company. The Company shall not be obligated to pursue any registration statement for which the Holders do not timely furnish such information regarding themselves and the distribution of the Registrable Securities as may be required under the Securities Act.

7. Registration Procedures. If and whenever the Company is required by the provisions of Section 3 or 4 to effect a registration under the Securities Act and whenever Holders have requested inclusion in a Company’s registration under Section 5, the Company will, at its expense, as expeditiously as practicable, but in not event later than sixty (60) days after receipt of a request for registration pursuant to the terms of Section 3, 4 or 5:

(a) Prepare and file with the Commission a registration statement on Form S-1, Form S-3, or such other form as may be utilized by the Company and as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods thereof, as specified in writing by the Holders thereof;

(b) In accordance with the Securities Act and the rules and regulations of the Commission, use its commercially reasonable best efforts to cause such Registration Statement to become and remain continuously effective until the earlier of (i) the time that all of the Registrable Securities covered by such Registration Statement have been sold in accordance with the intended methods of disposition of the seller or sellers set forth in such Registration statement and (ii) one (1) year after such Registration Statement has been declared effective; provided, that if for any portion of such one (1) year period the Registration Statement is not effective or if Holders are required to refrain from selling Registrable Securities pursuant to Section 3(a), then such one (1) year requirement for maintaining the effectiveness of the Registration Statement shall be extended by the length of such interruption(s), and shall prepare and file with the Commission such amendments to such Registration Statement and supplements to the Prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and Prospectus accurate and complete during such period;

(c) Furnish to each Holder participating in such registration (each of such Persons being referred to herein as a “Participant” in such registration) such reasonable number of copies (including manually executed and conformed copies) of the Registration Statement and Prospectus and such other documents as such Participant may reasonably request (including all annexes, appendices, schedules and exhibits), in order to facilitate the public offering of the Registrable Securities;

(d) Use commercially reasonable efforts to register or qualify the securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as such Participants may reasonably request, and do any and all other acts and things that may be necessary under such securities or blue sky laws to enable the Holders, underwriter(s), and agent(s) to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities owned by the Holders; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in connection with any such registration or qualification of such securities;

(e) Promptly notify the Participants in such registration, the managing underwriter(s), if any, thereof and the sales or placement agent(s), if any, therefor, and, if requested by any such party, confirm such notification in writing, (i) when a prospectus or any prospectus supplement has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has been filed with and declared effective by the Commission, (ii) of the receipt by the Company of any notification or stop order with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iii) of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information; (iv) of the occurrence of any event that requires the making of any changes to the Registration Statement or related Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (and the Company shall promptly prepare and furnish to the Holders upon request, a reasonable number of copies of a supplemented or amended Prospectus such that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading), and (v) of the Company’s determination that the filing of a post-effective amendment to the Registration Statement shall be necessary or appropriate. Upon the receipt of any notice from the Company of the occurrence of any event of the kind described in this Section 7(e)(ii) (but only with respect to the jurisdiction suspending qualification), (iii), (iv) or (v), (1) the Holders, underwriters and agents shall forthwith discontinue any offer and disposition of the Registrable Securities pursuant to Registration Statement and, if so directed by the Company, shall deliver to the Company all copies (other than permanent file copies) of the defective Prospectus covering such Registrable Securities that are then in the Holders’, underwriters’ and agents’ possession or control, and (2) the Company shall, as promptly as practicable, thereafter take such action as shall be necessary to remedy such event to permit the Holders (and the underwriter(s) and agent(s), if any) to continue to offer and dispose of the Registrable Securities, including, without limitation, preparing and filing with the Commission and furnishing to the Holders a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f) Prepare and file with the Commission, promptly upon the request of any Participant in such registration, the Registration Statement and any amendments or supplements to such Registration Statement or Prospectus that, in the reasonable opinion of counsel for such Participants, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Securities by such Participants or to otherwise comply with the requirements of the Securities Act and such rules and regulations;

(g) Advise the Participants in such registration, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h) If requested by any managing underwriter(s), any placement or sales agent or any Holder, promptly incorporate in a Prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter(s), such agent or such Holder specifies should be included therein relating to the terms of the sale of such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold by the Holders or agent or to any underwriter(s), the name and description of the Holders, agent or underwriter(s), the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriter(s) and with respect to any other terms of the offering of the Registrable Securities to be sold by the Holders or agent or to such underwriter(s); and make all required filings of such Prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(i) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to the Company’s security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such a period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of a Registration Statement;

(j) Not file any amendment or supplement to such Registration Statement or Prospectus to which at least a majority in interest of the Participants in such registration has reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least three (3) business days prior to the filing thereof, unless the Company shall have been advised in writing by its counsel that such amendment is required under the Securities Act or the rules or regulations adopted thereunder in connection with the distribution of Securities by the Company or the Participants;

(k) Use its commercially reasonable best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, that may be required to effect such registration or the offering or sale in connection therewith or to enable the Holders to offer, or to consummate the disposition of, the Registrable Securities; and

(l) Furnish to the Holders or the managing underwriter(s), if any, on a timely basis and at the Company’s expense, certificates free of any restrictive legends representing ownership of the Registrable Securities being sold in such denominations and registered in such names as the Holders or managing underwriters shall request, and notify the transfer agent of the Company’s securities that it may effect transfers of the Registrable Securities upon notification from each respective Holder that it has complied with this Agreement and the prospectus delivery requirements of the Securities Act.

8. Expenses of Registration. All expenses incurred in connection with the registration of the Registrable Securities pursuant to this Agreement (excluding underwriting, brokerage and other selling commissions and discounts), including without limitation all registration and qualification filing fees, printing, and fees and disbursements of counsel for the Company (collectively, “Registration Expenses”), shall be borne by the Company. Notwithstanding the foregoing, if a request for a Demand Registration pursuant to Section 3 is made and is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, such Holders shall bear the Registration Expenses incurred prior to the withdrawal of such request (and such request and all actions of the Company with respect thereto shall not be counted as one of the Demand Registrations to which the Holders are entitled under this Agreement), unless the Holders of at least a majority of the Registrable Securities to be registered elect to have such request count as one of the Demand Registrations to which the Holders are entitled under this Agreement, in which case the Company shall bear all Registration Expenses with respect thereto; provided, however; that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such Registration Expenses and such request shall not be counted as one of the Demand Registrations to which the Holders are entitled under this Agreement. In all cases, the selling Holders will be responsible for, if applicable, underwriters’ discounts, brokerage or other selling commissions and fees and disbursements of counsel for such Holders.

9. Indemnification and Contribution.

(a) Indemnification by the Company. To the extent permitted by law, the Company (the “Indemnifying Party”) will indemnify and hold harmless each selling Holder, any investment banking firm acting as an underwriter for the selling Holder, any broker/dealer acting on behalf of any selling Holder and each officer and director of each selling Holder, such underwriter, such broker/dealer and each person, if any, who controls such selling Holder, underwriter or broker/dealer within the meaning of the Securities Act (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities, joint or several (collectively, “Losses”), to which they may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances in which they are made; and will reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such Losses; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any Losses to the extent that they arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with the Registration Statement or any such benefit of any selling Holder with respect to any person asserting loss, damages, liability or action as a result of a selling Holder selling Registrable Securities in violation of Section 5(c) of the Securities Act.

(b) Indemnification by Holders. To the extent permitted by law, each selling Holder will severally and not jointly indemnify and hold harmless the Company, each of its officers and directors, each person, if any, who controls the Company within the meaning of the Securities Act, any investment banking firm acting as underwriter for the Company or the selling Holder, or any broker/dealer acting on behalf of the Company or any other selling Holder, and all other selling Holders against any such Losses to which the Company or any such director, officer, controlling person, underwriter, or broker/dealer or other selling Holder may become subject to, under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they are made, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by such selling Holder expressly for use in connection with the Registration Statement or any preliminary prospectus or final prospectus related thereto; and such selling Holders will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter, broker/dealer or other selling Holder in connection with investigating or defending any such Losses; provided, however, that the liability of each selling Holder hereunder shall be limited to the gross proceeds (net of underwriting discounts and commissions, if any) received by such selling Holder from the sale of Registrable Securities covered by the Registration Statement; and provided, further, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of those selling Holder(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld).

(c) Conduct of Indemnification Proceedings. Promptly after receipt by an Indemnified Party under this Section 9 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Indemnifying Party under this Section 9, notify the Indemnifying Party in writing of the commencement thereof and the Indemnifying Party shall have the right to participate in and, to the extent the Indemnifying Party desires, jointly with any other Indemnifying Party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the Indemnifying Parties with the consent of the Indemnified Party (which consent will not be unreasonably withheld, conditioned or delayed). In the event that the Indemnifying Party assumes any such defense, the Indemnified Party may participate in such defense with its own counsel and at its own expense, provided, however, that the counsel for the Indemnifying Party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim and the Indemnifying Party shall only pay for such Indemnified Party’s expenses for the period prior to the date of its participation on such defense. The failure to notify an Indemnifying Party promptly of the commencement of any such action, if materially prejudicial to his ability to defend such action, shall relieve the Indemnifying Party of any liability to the Indemnified Party under this Section 9 to the extent of such prejudice, but the omission so to notify the Indemnifying Party will not relieve him of any liability which he may have to any Indemnified Party otherwise other than under this Section 9.

Notwithstanding anything to the contrary herein, without the prior written consent of the Indemnified Party, the Indemnifying Party shall not be entitled to settle any claim, suit or proceeding unless in connection with such settlement the Indemnified Party receives an unconditional release with respect to the subject matter of such claim, suit or proceeding and such settlement does not contain any admission of fault by the Indemnified Party.

(d) Contribution. If a claim for indemnification under Sections 9(a) or 9(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), or contribution under the Securities Act may be required on the part of any Indemnified Party, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, on the basis of relative fault as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable selling Holder on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d). The amount paid or payable by an indemnified party as a result of the Losses referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding any other provision of this Section 9(d), in no event shall (i) any selling Holder be required to undertake liability to any person under this Section 9(d) for any amounts in excess of the dollar amount of the gross proceeds to be received by the selling Holder from the sale of such selling Holder’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are or were to be registered under the Securities Act and (ii) any underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.

10. Reports under the Securities Act. With respect to each Holder, from the date of Closing until the date on which all of the Registrable Securities that such Holder owns become freely transferable under Rule 144(k) promulgated under the Securities Act, the Company agrees to use its commercially reasonable best efforts: (i) to make and keep public information available, as those terms are understood and defined in the General Instructions to Form S-3, or any successor or substitute form, and in Rule 144, (ii) to file with the Commission all reports and other documents required to be filed by an issuer of securities registered under Sections 13 or 15(d) of the Securities Act, and (iii) if such filings are not available via EDGAR, to furnish to such Holder as long as the Holder owns or has the right to acquire any Registrable Securities prior to the applicable termination date described above, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company under Sections 13 or 15(d) of the Securities Act as may be reasonably requested in availing such Holder of any rule or regulation of the Commission permitting the selling of any such Registrable Securities without registration.

11. Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and it also supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter thereof.

12. Miscellaneous.

(a) Term. Except as otherwise provided herein, this Agreement and the obligations of the Company hereunder shall terminate on the earlier of: (i) the first date on which no Registrable Securities remain outstanding, or (ii) the five-year anniversary of the effectiveness of the first Registration Statement.

(b) Notices. Any notices, reports, or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be sent by courier (overnight or same day) or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt. Whenever pursuant to this Agreement any notice is required to be given by any Holder to any other Holder or Holders, such Holder may request from the Company a list of addresses of all Holders of the Company, which list shall be promptly furnished to such Holder.

(c) Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws of such state, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or permitted assigns. The parties also hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts, and further agree that service of any process, summons, notice or document by U.S. registered mail shall be effective service of process for any action, suit or proceeding brought against such party in any such court). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(d) Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in any action, suit proceeding or counterclaim brought by either of them against the other in any matters arising out of or in any way connected with this agreement.

(e) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Holder, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, manager, officer, employee, general or limited partner or member of any Holder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future manager officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, manager, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such, for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(f) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. If any transferee of any Holder shall acquire any Shares, in any manner, whether by operation of law or otherwise, such Shares shall be held subject to and entitled to the benefits of all of the terms of this Agreement, and by taking and holding such securities such Person shall be conclusively deemed to (i) have agreed to be bound by and to perform all of the terms and provisions of and (ii) be entitled to all of the benefit of this Agreement.

(g) Confidentiality. Except as required by law or other legal proceeding, each party hereto will maintain in confidence, any nonpublic or confidential proprietary information furnished to it by or on behalf of any other party or its representatives in connection with this Agreement or the transactions contemplated hereby. All information provided under this Agreement shall be deemed confidential; provided, however, that information shall not be deemed confidential if (a) at the time of disclosure, such information is generally available to and known by the public (other than as a result of a disclosure directly by the recipient or any of its representatives), (b) such information was available to the recipient of such information on a non-confidential basis from a source that is not and was not prohibited from disclosing such information to the recipient of such information by a contractual, legal or fiduciary obligation or (c) such information is known to the recipient prior to or independently of its relationship with the party providing such information.

(h) Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

(i) Headings. Section headings are inserted herein for convenience only and shall not affect the interpretation or be deemed to form a part of this Agreement. Unless otherwise indicated, reference in this Agreement to a Section shall be deemed to refer to such Section of this Agreement.

(j) Inspection. So long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Holder at the principal offices of the Company.

(k) Waiver. No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing between the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies that the parties or any of them would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties or any of them to take any other or further action in any circumstances without notice or demand.

(l) Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

(m) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(n) Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, use its commercially reasonable efforts to execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

CRESCENT FINANCIAL BANCSHARES, INC.

By:	/s/ Michael G. Carlton
Name:	Michael G. Carlton
Title:	President and Chief Executive Officer

PIEDMONT COMMUNITY BANK HOLDINGS, INC.

By:	/s/ Scott Custer
Name:	Scott Custer
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]